Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Heliogen, Inc., of our report dated March 26, 2024 relating to the financial statements, which appears in Heliogen Inc.'s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 26, 2024